FOR IMMEDIATE RELEASE

Iron Mountain Reports Third Quarter Results

-- Net Income of $91 million; Achieves record quarterly Revenue and Adjusted EBITDA --

-- Data Center: Leased 65 megawatts in 3Q for a total of 120 megawatts year to date --

–Signs Agreement to Acquire Regency Technologies to expand ALM business –

PORTSMOUTH, N.H. – November 2, 2023 – Iron Mountain Incorporated (NYSE: IRM), a global leader in information management, innovative storage, data center infrastructure, and asset lifecycle management, announces financial results for the third quarter of 2023. The conference call / webcast details, earnings call presentation and supplemental financial information, which includes definitions of certain capitalized terms used in this release, are available on Iron Mountain's Investor Relations website. Reconciliations of non-GAAP measures to the appropriate GAAP measures are included herein.

"We are delighted to have achieved outstanding performance in the third quarter, again resulting in all-time record Revenue and Adjusted EBITDA," said William L. Meaney, President and CEO of Iron Mountain. "The results of Project Matterhorn's enhanced operating model characterized by cross-selling our products and services is succeeding, and our strong growth reflects the drive and dedication of our Mountaineers as we continue our climb toward ever greater heights. We are also pleased to announce that we have signed an agreement to acquire Regency Technologies, which will add operational scale and deepen our capabilities in Asset Lifecycle Management."

Financial Performance Highlights for the Third Quarter of 2023

($ in millions, except per share data)

	Three Months Ended		Y/Y % Change		Year to Date		Y/Y % Change	
	9/30/23	9/30/22	Reported $	Constant Fx	9/30/23	9/30/22	Reported $	Constant Fx
Storage Rental Revenue	$859	$760	13%	12%	$2,500	$2,265	10%	11%
Service Revenue	$530	$527	1%	—	$1,561	$1,560	—	1%
Total Revenue	**$1,389**	**$1,287**	**8%**	**7%**	**$4,061**	**$3,825**	**6%**	**7%**
Net Income	$91	$193	(53)%		$158	$436	(64)%	
Reported EPS	$0.31	$0.66	(53)%		$0.53	$1.49	(64)%	
Adjusted EPS	$0.45	$0.48	(6)%		$1.28	$1.34	(4)%	
Adjusted EBITDA	$500	$469	7%	6%	$1,436	$1,355	6%	7%
Adjusted EBITDA Margin	*36.0%*	*36.5%*	*-50 bps*		*35.4%*	*35.4%*	*0 bps*	
AFFO	$290	$288	1%		$851	$823	3%	
AFFO per share	$0.99	$0.98	1%		$2.90	$2.82	3%	

1

- Total reported revenues for the third quarter were $1.4 billion, compared with $1.3 billion in the third quarter of 2022, an increase of 7.9%. Excluding the impact of foreign currency exchange ("Fx"), total reported revenues increased 6.8% compared to the prior year, driven by a 11.6% increase in storage rental revenue. Service revenue growth increased 3.8% on a constant currency basis excluding the ALM business. Year to date, total reported revenues increased 6.2%, or 6.8% excluding the impact of Fx.

- Net Income for the third quarter was $91.4 million, compared with $192.9 million in the third quarter of 2022. Year to date, net income was $158.1 million, compared with $436.5 million in 2022.

- Adjusted EBITDA for the third quarter was $500.0 million, compared with $469.4 million in the third quarter of 2022, an increase of 6.5%. On a constant currency basis, Adjusted EBITDA increased by 5.6% in the third quarter, driven by the increase in storage rental revenue and data center commencements. On a constant currency basis, year to date Adjusted EBITDA increased 6.6%.

- FFO (Normalized) per share was $0.76 for the third quarter, compared with $0.76 in the third quarter of 2022. Year to date, FFO (Normalized) per share was $2.19, compared with $2.17 in 2022, or an increase of 0.9%.

- AFFO was $290.1 million for the third quarter, compared with $288.0 million in the third quarter of 2022, an increase of 0.8%, driven by improved Adjusted EBITDA partially offset by higher cash taxes and higher interest expenses. Year to date, AFFO was $851.2 million, compared with $823.1 million in 2022, or an increase of 3.4%.

- AFFO per share was $0.99 for the third quarter, compared with $0.98 in the third quarter of 2022. Year to date, AFFO per share was $2.90, compared with $2.82 in 2022, or an increase of 2.8%.

- Announcing the acquisition (subject to customary closing conditions) of Regency Technologies, a company with trailing four quarter revenues in excess of $100 million in the ALM space. The initial purchase price is $200 million, with $125 million to be paid at close and the remainder due in 2025, which represents an approximate 7.5x multiple of EBITDA. The acquisition also features a potential performance based earn-out, which would be payable in 2027, if earned.

Dividend

On November 2, 2023, Iron Mountain's Board of Directors declared a quarterly cash dividend of $0.65 per share for the fourth quarter. The fourth quarter 2023 dividend is payable on January 4, 2024, for shareholders of record on December 15, 2023.

Guidance

Iron Mountain affirmed full year 2023 guidance; details are summarized in the table below.

2023 Guidance(1)

($ in millions, except per share data)	2023 Guidance	Y/Y % Change at Midpoint
Total Revenue	$5,500 - $5,600	~9%
Adjusted EBITDA	$1,940 - $1,975	~7%
AFFO	$1,150 - $1,175	~5%
AFFO Per Share	$3.91 - $4.00	~4%

(1) Iron Mountain does not provide a reconciliation of non-GAAP measures that it discusses as part of its annual guidance or long term outlook because certain significant information required for such reconciliation is not available without unreasonable efforts or at all, including, most notably, the impact of exchange rates on Iron Mountain's transactions, loss or gain related to the disposition of real estate and other income or expense. Without this information, Iron Mountain does not believe that a reconciliation would be meaningful.

2

About Iron Mountain Iron Mountain Incorporated (NYSE: IRM) is a global leader in information management, innovative storage, data center infrastructure, and asset lifecycle management. Founded in 1951 and trusted by more than 225,000 customers worldwide, Iron Mountain serves to protect and elevate the power of our customers’ work. Through a range of offerings including digital transformation, data centers, secure records storage, information management, asset lifecycle management, secure destruction, and art storage and logistics, Iron Mountain helps businesses bring light to their dark data, enabling customers to unlock value and intelligence from their stored digital and physical assets at speed and with security, while helping them meet their environmental goals. To learn more about Iron Mountain, please visit: www.IronMountain.com and follow @IronMountain on X (formally Twitter) and LinkedIn. Investor Relations Contacts: Gillian Tiltman Erika Crabtree SVP, Head of Investor Relations Manager, Investor Relations Gillian.Tiltman@ironmountain.com Erika.Crabtree@ironmountain.com (617) 286-4881 (617) 535-2845 3

Forward Looking Statements We have made statements in this press release that constitute "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995 and other securities laws. These forward-looking statements concern our current expectations regarding our future results from operations, economic performance, financial condition, goals, strategies, investment objectives, plans and achievements. These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors, and you should not rely upon them except as statements of our present intentions and of our present expectations, which may or may not occur. When we use words such as “believes”, “expects”, “anticipates”, “estimates”, “plans”, “intends”, “pursue”, “will” or similar expressions, we are making forward-looking statements. Although we believe that our forward- looking statements are based on reasonable assumptions, our expected results may not be achieved, and actual results may differ materially from our expectations. In addition, important factors that could cause actual results to differ from expectations include, among others: (i) our ability or inability to execute our strategic growth plan, including our ability to invest according to plan, grow our businesses (including through joint ventures), incorporate alternative technologies into our offerings, achieve satisfactory returns on new product offerings, continue our revenue management, expand and manage our global operations, complete acquisitions on satisfactory terms, integrate acquired companies efficiently and transition to more sustainable sources of energy; (ii) changes in customer preferences and demand for our storage and information management services, including as a result of the shift from paper and tape storage to alternative technologies that require less physical space; (iii) the impact of our distribution requirements on our ability to execute our business plan; (iv) the costs of complying with and our ability to comply with laws, regulations and customer requirements, including those relating to data privacy and cybersecurity issues, as well as fire and safety and environmental standards; (v) the impact of attacks on our internal information technology (“IT”) systems, including the impact of such incidents on our reputation and ability to compete and any litigation or disputes that may arise in connection with such incidents; (vi) our ability to fund capital expenditures; (vii) our ability to remain qualified for taxation as a real estate investment trust for United States federal income tax purposes (“REIT”); (viii) changes in the political and economic environments in the countries in which we operate and changes in the global political climate; (ix) our ability to raise debt or equity capital and changes in the cost of our debt; (x) our ability to comply with our existing debt obligations and restrictions in our debt instruments; (xi) the impact of service interruptions or equipment damage and the cost of power on our data center operations; (xii) the cost or potential liabilities associated with real estate necessary for our business; (xiii) unexpected events, including those resulting from climate change or geopolitical events, could disrupt our operations and adversely affect our reputation and results of operations; (xiv) failures to implement and manage new IT systems; (xv) other trends in competitive or economic conditions affecting our financial condition or results of operations not presently contemplated; and (xvi) the other risks described in our periodic reports filed with the SEC, including under the caption “Risk Factors” in Part I, Item 1A of our Annual Report. Except as required by law, we undertake no obligation to update any forward-looking statements appearing in this release. Reconciliation of Non-GAAP Measures Throughout this release, Iron Mountain discusses (1) Adjusted EBITDA, (2) Adjusted EPS, (3) FFO (Nareit), (4) FFO (Normalized), and (5) AFFO. These measures do not conform to accounting principles generally accepted in the United States (“GAAP”). These non-GAAP measures are supplemental metrics designed to enhance our disclosure and to provide additional information that we believe to be important for investors to consider in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, net income (loss) attributable to Iron Mountain Incorporated or cash flows from operating activities (as determined in accordance with GAAP). The reconciliation of these measures to the appropriate GAAP measure, as required by Regulation G under the Securities Exchange Act of 1934, as amended, and their definitions are included later in this release. 4

Condensed Consolidated Balance Sheets (Unaudited; dollars in thousands) 9/30/2023 12/31/2022 ASSETS Current Assets: Cash and Cash Equivalents $170,502 $141,797 Accounts Receivable, Net 1,167,654 1,174,915 Prepaid Expenses and Other 278,888 230,433 Total Current Assets $1,617,044 $1,547,145 Property, Plant and Equipment: Property, Plant and Equipment $9,877,866 $9,025,765 Less: Accumulated Depreciation (3,986,450) (3,910,321) Property, Plant and Equipment, Net $5,891,416 $5,115,444 Other Assets, Net: Goodwill $4,938,075 $4,882,734 Customer and Supplier Relationships and Other Intangible Assets 1,353,139 1,423,145 Operating Lease Right-of-Use Assets 2,620,582 2,583,704 Other 456,662 588,342 Total Other Assets, Net $9,368,458 $9,477,925 Total Assets $16,876,918 $16,140,514 LIABILITIES AND EQUITY Current Liabilities: Current Portion of Long-term Debt $107,984 $87,546 Accounts Payable 448,319 469,198 Accrued Expenses and Other Current Liabilities 1,109,492 1,031,910 Deferred Revenue 325,493 328,910 Total Current Liabilities $1,991,288 $1,917,564 Long-term Debt, Net of Current Portion 11,548,229 10,481,449 Long-term Operating Lease Liabilities, Net of Current Portion 2,479,223 2,429,167 Other Long-term Liabilities 158,446 317,376 Deferred Income Taxes 273,831 263,005 Redeemable Noncontrolling Interests 163,270 95,160 Total Long-term Liabilities $14,622,999 $13,586,157 Total Liabilities $16,614,287 $15,503,721 Equity Total Equity $262,631 $636,793 Total Liabilities and Equity $16,876,918 $16,140,514 5

Quarterly Condensed Consolidated Statements of Operations

(Unaudited; dollars in thousands, except per-share data)

	Q3 2023	Q2 2023	Q/Q % Change	Q3 2022	Y/Y % Change
Revenues:					
Storage Rental	$858,656	$830,756	3.4 %	$760,370	12.9 %
Service	529,519	527,180	0.4 %	526,575	0.6 %
Total Revenues	**$1,388,175**	**$1,357,936**	**2.2 %**	**$1,286,945**	**7.9 %**
Operating Expenses:					
Cost of Sales (excluding Depreciation and Amortization)	$592,201	$592,644	(0.1)%	$546,041	8.5 %
Selling, General and Administrative	315,030	311,805	1.0 %	285,299	10.4 %
Depreciation and Amortization	198,757	195,367	1.7 %	175,077	13.5 %
Acquisition and Integration Costs	9,909	1,511	n/a	5,554	78.4 %
Restructuring and Other Transformation	38,861	45,588	(14.8)%	3,382	n/a
(Gain) Loss on Disposal/Write-Down of PP&E, Net	(4,416)	(1,505)	193.4 %	(14,170)	(68.8)%
Total Operating Expenses	**$1,150,342**	**$1,145,410**	**0.4 %**	**$1,001,183**	**14.9 %**
Operating Income (Loss)	**$237,833**	**$212,526**	**11.9 %**	**$285,762**	**(16.8)%**
Interest Expense, Net	152,801	144,178	6.0 %	121,767	25.5 %
Other (Income) Expense, Net	(16,271)	62,950	(125.8)%	(52,870)	(69.2)%
Net Income (Loss) Before Provision (Benefit) for Income Taxes	**$101,303**	**$5,398**	**n/a**	**$216,865**	**(53.3)%**
Provision (Benefit) for Income Taxes	9,912	4,255	132.9 %	23,934	(58.6)%
Net Income (Loss)	**$91,391**	**$1,143**	**n/a**	**$192,931**	**(52.6)%**
Less: Net Income (Loss) Attributable to Noncontrolling Interests	348	1,029	(66.1)%	767	(54.6)%
Net Income (Loss) Attributable to Iron Mountain Incorporated	**$91,043**	**$114**	**n/a**	**$192,164**	**(52.6)%**
Net Income (Loss) Per Share Attributable to Iron Mountain Incorporated:					
Basic	$0.31	$0.00	n/a	$0.66	(53.0)%
Diluted	$0.31	$0.00	n/a	$0.66	(53.0)%
Weighted Average Common Shares Outstanding - Basic	292,148	291,825	0.1 %	290,937	0.4 %
Weighted Average Common Shares Outstanding - Diluted	294,269	293,527	0.3 %	292,552	0.6 %

6

Year to Date Condensed Consolidated Statements of Operations (Unaudited; dollars in thousands, except per-share data) YTD 2023 YTD 2022 % Change Revenues: Storage Rental $2,499,501 $2,264,566 10.4 % Service 1,560,959 1,559,959 0.1 % Total Revenues $4,060,460 $3,824,525 6.2 % Operating Expenses: Cost of Sales (excluding Depreciation and Amortization) $1,756,471 $1,649,139 6.5 % Selling, General and Administrative 921,355 861,416 7.0 % Depreciation and Amortization 576,218 536,946 7.3 % Acquisition and Integration Costs 13,015 38,093 (65.8) % Restructuring and Other Transformation 121,362 3,382 n/a (Gain) Loss on Disposal/Write-Down of PP&E, Net (18,982) (66,124) (71.3) % Total Operating Expenses $3,369,439 $3,022,852 11.5 % Operating Income (Loss) $691,021 $801,673 (13.8) % Interest Expense, Net 434,148 351,266 23.6 % Other Expense (Income), Net 67,879 (38,186) n/a Net Income (Loss) Before Provision (Benefit) for Income Taxes $188,994 $488,593 (61.3) % Provision (Benefit) for Income Taxes 30,925 52,097 (40.6) % Net Income (Loss) $158,069 $436,496 (63.8) % Less: Net Income (Loss) Attributable to Noncontrolling Interests 2,317 1,952 18.7 % Net Income (Loss) Attributable to Iron Mountain Incorporated $155,752 $434,544 (64.2) % Net Income (Loss) Per Share Attributable to Iron Mountain Incorporated: Basic $0.53 $1.49 (64.4) % Diluted $0.53 $1.49 (64.4) % Weighted Average Common Shares Outstanding - Basic 291,805 290,673 0.4 % Weighted Average Common Shares Outstanding - Diluted 293,615 292,294 0.5% 7

Quarterly Reconciliation of Net Income (Loss) to Adjusted EBITDA

(Dollars in thousands)

	Q3 2023	Q2 2023	Q/Q % Change	Q3 2022	Y/Y % Change
Net Income (Loss)	**$91,391**	**$1,143**	**n/a**	**$192,931**	**(52.6)%**
Add / (Deduct):					
Interest Expense, Net	152,801	144,178	6.0 %	121,767	25.5 %
Provision (Benefit) for Income Taxes	9,912	4,255	133.0 %	23,934	(58.6)%
Depreciation and Amortization	198,757	195,367	1.7 %	175,077	13.5 %
Acquisition and Integration Costs	9,909	1,511	n/a	5,554	78.4 %
Restructuring and Other Transformation	38,861	45,588	(14.8)%	3,382	n/a
(Gain) Loss on Disposal/Write-Down of PP&E, Net (Including Real Estate)	(4,416)	(1,505)	193.3 %	(14,170)	(68.8)%
Other (Income) Expense, Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	(17,626)	58,694	(130.0)%	(56,226)	(68.7)%
Stock-Based Compensation Expense	18,313	22,373	(18.2)%	14,326	27.8 %
Our Share of Adjusted EBITDA Reconciling Items from our Unconsolidated Joint Ventures	2,060	4,054	(49.2)%	2,859	(28.0)%
Adjusted EBITDA	**$499,962**	**$475,658**	**5.1 %**	**$469,434**	**6.5 %**

Adjusted EBITDA

We define Adjusted EBITDA as net income (loss) before interest expense, net, provision (benefit) for income taxes, depreciation and amortization (inclusive of our share of Adjusted EBITDA from our unconsolidated joint ventures), and excluding certain items we do not believe to be indicative of our core operating results, specifically: (i) Acquisition and Integration Costs; (ii) Restructuring and other transformation; (iii) (Gain) loss on disposal/write-down of property, plant and equipment, net (including real estate); (iv) Other (income) expense, net; and (v) Stock-based compensation expense. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by total revenues. We use multiples of current or projected Adjusted EBITDA in conjunction with our discounted cash flow models to determine our estimated overall enterprise valuation and to evaluate acquisition targets. We believe Adjusted EBITDA and Adjusted EBITDA Margin provide our current and potential investors with relevant and useful information regarding our ability to generate cash flows to support business investment. These measures are an integral part of the internal reporting system we use to assess and evaluate the operating performance of our business.

8

Year to Date Reconciliation of Net Income (Loss) to Adjusted EBITDA (Dollars in thousands) YTD 2023 YTD 2022 % Change Net Income (Loss) $158,069 $436,496 (63.8) % Add / (Deduct): Interest Expense, Net 434,148 351,266 23.6 % Provision (Benefit) for Income Taxes 30,925 52,097 (40.6) % Depreciation and Amortization 576,218 536,946 7.3 % Acquisition and Integration Costs 13,015 38,093 (65.8) % Restructuring and Other Transformation 121,362 3,382 n/a (Gain) Loss on Disposal/Write-Down of PP&E, Net (Including Real Estate) (18,982) (66,124) (71.3) % Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures 58,559 (48,814) n/a Stock-Based Compensation Expense 53,195 45,923 15.8 % Our Share of Adjusted EBITDA Reconciling Items from our Unconsolidated Joint Ventures 9,919 5,869 69.0 % Adjusted EBITDA $1,436,428 $1,355,134 6.0% 9

Quarterly Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share

	Q3 2023	Q2 2023	Q/Q % Change	Q3 2022	Y/Y % Change
Reported EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated	**$0.31**	**$0.00**	**n/a**	**$0.66**	**(53.0)%**
Add / (Deduct):					
Acquisition and Integration Costs	0.03	0.01	n/a	0.02	50.0 %
Restructuring and Other Transformation	0.13	0.16	(18.8)%	0.01	n/a
(Gain) Loss on Disposal/Write-Down of PP&E, Net	(0.02)	(0.01)	100.0 %	(0.05)	(60.0)%
Other (Income) Expense, Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	(0.06)	0.20	(130.0)%	(0.19)	(68.4)%
Stock-Based Compensation Expense	0.06	0.08	(25.0)%	0.05	20.0 %
Non-Cash Amortization Related to Derivative Instruments	0.02	0.02	—	—	—
Tax Impact of Reconciling Items and Discrete Tax Items (1)	(0.03)	(0.05)	(40.0)%	(0.01)	n/a
Adjusted EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated	**$0.45**	**$0.40**	**12.5 %**	**$0.48**	**(6.3)%**

(1) The difference between our effective tax rates and our structural tax rate (or adjusted effective tax rates) for the nine months ended September 30, 2023 and 2022 is primarily due to (i) the reconciling items above, which impact our reported net income (loss) before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) for income taxes and (ii) other discrete tax items. Our structural tax rate for purposes of the calculation of Adjusted EPS for the quarters ended September 30, 2023 and 2022 was 13.3% and 16.5%, respectively, and quarter ended June 30, 2023 was 14.0%. The Tax Impact of reconciling Items and discrete tax Items is calculated using the current quarter's estimate of the annual structural tax rate. This may result in the current period adjustment plus prior reported quarterly adjustments not summing to the year to date adjustment.

Adjusted Earnings Per Share, or Adjusted EPS

We define Adjusted EPS as reported earnings per share fully diluted from net income (loss) attributable to Iron Mountain Incorporated (inclusive of our share of adjusted losses (gains) from our unconsolidated joint ventures) and excluding certain items, specifically: (i) Acquisition and Integration Costs; (ii) Restructuring and other transformation; (iii) Amortization related to the write-off of certain customer relationship intangible assets; (iv) (Gain) loss on disposal/write-down of property, plant and equipment, net (including real estate); (v) Other (income) expense, net; (vi) Stock-based compensation expense; (vii) Non-cash amortization related to derivative instruments; and (viii) Tax impact of reconciling items and discrete tax items. We do not believe these excluded items to be indicative of our ongoing operating results, and they are not considered when we are forecasting our future results. We believe Adjusted EPS is of value to our current and potential investors when comparing our results from past, present and future periods. Figures may not foot due to rounding.

10

Year to Date Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share YTD 2023 YTD 2022 % Change Reported EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated $0.53 $1.49 (64.4) % Add / (Deduct): Acquisition and Integration Costs 0.04 0.13 (69.2) % Restructuring and Other Transformation 0.41 0.01 n/a Amortization Related to the Write-Off of Certain Customer Relationship Intangible Assets — 0.02 (100.0) % (Gain) Loss on Disposal/Write-Down of PP&E, Net (0.06) (0.22) (72.7) % Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures 0.20 (0.17) n/a Stock-Based Compensation Expense 0.18 0.16 12.5 % Non-Cash Amortization Related to Derivative Instruments 0.06 — n/a Tax Impact of Reconciling Items and Discrete Tax Items (1) (0.09) (0.09) — Net Income Attributable to Noncontrolling Interests 0.01 0.01 — Adjusted EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated $1.28 $1.34 (4.5) % (1) The difference between our effective tax rates and our structural tax rate (or adjusted effective tax rates) for the nine months ended September 30, 2023 and 2022 is primarily due to (i) the reconciling items above, which impact our reported net income (loss) before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) for income taxes and (ii) other discrete tax items. Our structural tax rate for purposes of the calculation of Adjusted EPS for the year to date periods ended September 30, 2023 and 2022 was 13.3% and 16.5%, respectively. The Tax Impact of Reconciling Items and Discrete Tax Items is calculated using the current year to date's estimate of the annual structural tax rate. This may result in the current period adjustment plus prior reported quarterly adjustments not summing to the year to date adjustment. 11

Quarterly Reconciliation of Net Income (Loss) to FFO and AFFO

(Dollars in thousands, except per-share data)

	Q3 2023	Q2 2023	Q/Q % Change	Q3 2022	Y/Y % Change
Net Income	**$91,391**	**$1,143**	**n/a**	**$192,931**	**(52.6)%**
Add / (Deduct):					
Real Estate Depreciation (1)	80,430	81,558	(1.4)%	74,652	7.7 %
(Gain) Loss on Sale of Real Estate, Net of Tax	750	(1,853)	(140.5)%	(15,666)	(104.8)%
Data Center Lease-Based Intangible Assets Amortization (2)	7,482	4,907	52.5 %	3,687	102.9 %
Our Share of FFO (Nareit) Reconciling Items from our Unconsolidated Joint Ventures	679	562	20.9 %	—	—
FFO (Nareit)	**$180,732**	**$86,317**	**109.4 %**	**$255,604**	**(29.3)%**
Add / (Deduct):					
Acquisition and Integration Costs	9,909	1,511	n/a	5,554	78.4 %
Restructuring and Other Transformation	38,861	45,588	(14.8)%	3,382	n/a
(Gain) Loss on Disposal/Write-Down of PP&E, Net (Excluding Real Estate)	(5,116)	(1,417)	n/a	2,616	n/a
Other (Income) Expense, Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	(17,626)	58,694	(130.0)%	(56,226)	(68.7)%
Stock-Based Compensation Expense	18,313	22,373	(18.2)%	14,326	27.8 %
Non-Cash Amortization Related to Derivative Instruments	5,270	5,817	(9.4)%	—	—
Real Estate Financing Lease Depreciation	3,001	3,008	(0.2)%	3,020	(0.6)%
Tax Impact of Reconciling Items and Discrete Tax Items (3)	(10,220)	(13,278)	(23.0)%	(5,184)	97.1 %
Our Share of FFO (Normalized) Reconciling Items from our Unconsolidated Joint Ventures	(44)	(500)	(91.2)%	223	(119.7)%
FFO (Normalized)	**$223,080**	**$208,113**	**7.2 %**	**$223,315**	**(0.1)%**
Per Share Amounts (Fully Diluted Shares):					
FFO (Nareit)	$0.61	$0.29	110.3 %	$0.87	(29.9)%
FFO (Normalized)	$0.76	$0.71	7.0 %	$0.76	—
Weighted Average Common Shares Outstanding - Basic	292,148	291,825	0.1 %	290,937	0.4 %
Weighted Average Common Shares Outstanding - Diluted	294,269	293,527	0.3 %	292,552	0.6 %

(1) Includes depreciation expense related to owned real estate assets (land improvements, buildings, building improvements, leasehold improvements and racking), excluding depreciation related to real estate financing leases.
(2) Includes amortization expense for Data Center In-Place Lease Intangible Assets and Data Center Tenant Relationship Intangible Assets.
(3) Represents the tax impact of (i) the reconciling items above, which impact our reported net income (loss) before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) from income taxes and (ii) other discrete tax items.

Funds From Operations, or FFO (Nareit), and FFO (Normalized)

Funds from operations ("FFO") is defined by the National Association of Real Estate Investment Trusts as net income (loss) excluding depreciation on real estate assets, losses and gains on sale of real estate, net of tax, and amortization of data center leased-based intangibles ("FFO (Nareit)"). We calculate our FFO measure, including FFO (Nareit), adjusting for our share of reconciling items from our unconsolidated joint ventures. FFO (Nareit) does not give effect to real estate depreciation because these amounts are computed, under GAAP, to allocate the cost of a property over its useful life. Because values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, we believe that FFO (Nareit) provides investors with a clearer view of our operating performance. Our most directly comparable GAAP measure to FFO (Nareit) is net income (loss).

We modify FFO (Nareit), as is common among REITs seeking to provide financial measures that most meaningfully reflect their particular business ("FFO (Normalized)"). Our definition of FFO (Normalized) excludes certain items included in FFO (Nareit) that we believe are not indicative of our core operating results, specifically: (i) Acquisition and Integration Costs; (ii) Restructuring and other transformation; (iii) (Gain) loss on disposal/write-down of property, plant and equipment, net (excluding real estate); (iv) Other (income) expense net; (v) Stock-based compensation expense; (vi) Non-cash amortization related to derivative instruments; (vii) Real estate financing lease depreciation; and (viii) Tax impact of reconciling items and discrete tax items.

FFO (Normalized) per share

FFO (Normalized) divided by weighted average fully-diluted shares outstanding.

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Quarterly Reconciliation of Net Income (Loss) to FFO and AFFO (continued)

(Dollars in thousands, except per-share data)

	Q3 2023	Q2 2023	Q/Q % Change	Q3 2022	Y/Y % Change
FFO (Normalized)	**$223,080**	**$208,113**	**7.2 %**	**$223,315**	**(0.1)%**
Add / (Deduct):					
Non-Real Estate Depreciation	49,500	49,764	(0.5)%	36,458	35.8 %
Amortization Expense (1)	47,280	46,070	2.6 %	46,764	1.1 %
Amortization of Deferred Financing Costs	5,485	3,763	45.8 %	4,472	22.6 %
Revenue Reduction Associated with Amortization of Customer Inducements and Above- and Below-Market Leases	1,715	1,732	(1.0)%	1,851	(7.4)%
Non-Cash Rent Expense (Income)	6,119	6,603	(7.3)%	5,522	10.8 %
Reconciliation to Normalized Cash Taxes	(8,364)	(8,575)	(2.5)%	7,366	n/a
Our Share of AFFO Reconciling Items from our Unconsolidated Joint Ventures	182	2,525	(92.8)%	1,193	(84.7)%
Less:					
Recurring Capital Expenditures	34,861	32,966	5.7 %	38,972	(10.5)%
AFFO	**$290,136**	**$277,029**	**4.7 %**	**$287,971**	**0.8 %**
Per Share Amounts (Fully Diluted Shares):					
AFFO Per Share	$0.99	$0.94	5.3 %	$0.98	1.0 %
Weighted Average Common Shares Outstanding - Basic	292,148	291,825	0.1 %	290,937	0.4 %
Weighted Average Common Shares Outstanding - Diluted	294,269	293,527	0.3 %	292,552	0.6 %

(1) Includes customer and supplier relationship value, intake costs, acquisition of customer relationships and other intangibles. Excludes amortization of capitalized commissions.

Adjusted Funds From Operations, or AFFO

We define adjusted funds from operations ("AFFO") as FFO (Normalized) (1) excluding (i) non-cash rent expense (income), (ii) depreciation on non-real estate assets, (iii) amortization expense associated with customer and supplier relationship value, intake costs, acquisitions of customer and supplier relationships and other intangibles (other than capitalized internal commissions), (iv) amortization of deferred financing costs and debt discount/ premium, (v) revenue reduction associated with amortization of customer inducements and above- and below-market data center leases and (vi) the impact of reconciling to normalized cash taxes and (2) including recurring capital expenditures. We also adjust for these items to the extent attributable to our portion of unconsolidated ventures. We believe that AFFO, as a widely recognized measure of operations of REITs, is helpful to investors as a meaningful supplemental comparative performance measure to other REITs, including on a per share basis. AFFO should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, net income (loss) or cash flows from operating activities (as determined in accordance with GAAP).

AFFO per share

AFFO divided by weighted average fully-diluted shares outstanding.

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Year to Date Reconciliation of Net Income (Loss) to FFO and AFFO (Dollars in thousands, except per-share data) YTD 2023 YTD 2022 % Change Net Income $158,069 $436,496 (63.8) % Add / (Deduct): Real Estate Depreciation (1) 238,117 228,993 4.0% (Gain) Loss on Sale of Real Estate, Net of Tax (16,849) (64,430) (73.8) % Data Center Lease-Based Intangible Assets Amortization (2) 18,518 11,850 56.3 % Our Share of FFO (Nareit) Reconciling Items from our Unconsolidated Joint Ventures 1,373 — — FFO (Nareit) $399,228 $612,909 (34.9) % Add / (Deduct): Acquisition and Integration Costs 13,015 38,093 (65.8) % Restructuring and Other Transformation 121,362 3,382 n/a (Gain) Loss on Disposal/Write-Down of PP&E, Net (Excluding Real Estate) (1,983) (573) n/a Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures 58,559 (48,814) n/a Stock-Based Compensation Expense 53,195 45,923 15.8 % Non-Cash Amortization Related to Derivative Instruments 16,921 — — Real Estate Financing Lease Depreciation 8,997 10,227 (12.0) % Tax Impact of Reconciling Items and Discrete Tax Items (3) (26,825) (26,090) 2.8 % Our Share of FFO (Normalized) Reconciling Items from our Unconsolidated Joint Ventures (319) 577 (155.3) % FFO (Normalized) $642,150 $635,634 1.0 % Per Share Amounts (Fully Diluted Shares): FFO (Nareit) $1.36 $2.10 (35.2) % FFO (Normalized) $2.19 $2.17 0.9 % Weighted Average Common Shares Outstanding - Basic 291,805 290,673 0.4 % Weighted Average Common Shares Outstanding - Diluted 293,615 292,294 0.5% (1) Includes depreciation expense related to owned real estate assets (land improvements, buildings, building improvements, leasehold improvements and racking), excluding depreciation related to real estate financing leases. (2) Includes amortization expense for Data Center In-Place Lease Intangible Assets and Data Center Tenant Relationship Intangible Assets. (3) Represents the tax impact of (i) the reconciling items above, which impact our reported net income (loss) before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) from income taxes and (ii) other discrete tax items. 14

Year to Date Reconciliation of Net Income (Loss) to FFO and AFFO (continued) (Dollars in thousands, except per-share data) YTD 2023 YTD 2022 % Change FFO (Normalized) $642,150 $635,634 1.0 % Add / (Deduct): Non-Real Estate Depreciation 140,213 111,406 25.9 % Amortization Expense (1) 138,007 145,590 (5.2) % Amortization of Deferred Financing Costs 13,580 13,536 0.3 % Revenue Reduction Associated with Amortization of Customer Inducements and Above- and Below-Market Leases 5,207 5,532 (5.9) % Non-Cash Rent Expense (Income) 20,158 13,033 54.7 % Reconciliation to Normalized Cash Taxes (17,348) 1,405 n/a Our Share of AFFO Reconciling Items from our Unconsolidated Joint Ventures 4,688 3,160 48.3 % Less: Recurring Capital Expenditures 95,490 106,156 (10.0) % AFFO $851,165 $823,140 3.4 % Per Share Amounts (Fully Diluted Shares): AFFO Per Share $2.90 $2.82 2.8 % Weighted Average Common Shares Outstanding - Basic 291,805 290,673 0.4 % Weighted Average Common Shares Outstanding - Diluted 293,615 292,294 0.5% (1) Includes customer and supplier relationship value, intake costs, acquisition of customer relationships and other intangibles. Excludes amortization of capitalized commissions. 15